UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 14, 2021 (December 13, 2021)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 13, 2021, the Board of Directors of OneMain Holdings, Inc. (the “Company”) increased the Company’s share repurchase authorization to $300 million from the previously announced $200 million.

As of December 13, 2021, the Company had repurchased 4.6 million shares for $186 million under the existing authorization, including approximately $64 million since September 30, 2021. Pursuant to two separate authorizations, the Company also repurchased 3.6 million shares for $199 million in July and October 2021.

This increase in authorization is expected to bridge the Company to its fourth quarter earnings call during which the Company plans to further discuss its future capital return strategy.

The timing and amount of any shares repurchased will be determined by the Company based on its evaluation of market conditions and other factors and will be made in accordance with applicable securities laws through open market purchases, block trades and/or privately negotiated transactions or pursuant to a Rule 10b5-1 trading plan. The Company is not obligated to purchase any shares under the program, and the program may be suspended or discontinued at any time. The actual timing, number and share price of shares repurchased will depend on several factors, including the market price of the Company’s stock, general market and economic conditions, and applicable legal requirements. The share repurchase program is expected to be funded by cash on hand and future cash generated from on-going operations.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this release are forward-looking statements. You should not place undue reliance on any forward-looking statements contained in this report. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s other filings with the SEC. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ONEMAIN HOLDINGS, INC.

	By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

Date: December 14, 2021